Exhibit 10.20

Party City Holdco Inc.

Amended and Restated 2012 Omnibus Equity Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

(TIME AND PERFORMANCE-BASED VESTING)

THIS AGREEMENT (this “Award Agreement”), is made effective as of                      (the “Date of Grant”), by and between Party City Holdco Inc., a Delaware corporation (the “Company”), and                      (the “Participant”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Party City Holdco Inc. Amended and Restated 2012 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”).

R E C I T A L S:

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Award provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Award. The Company hereby grants to the Participant an Award of                      Shares of Restricted Stock, on the terms and conditions set forth in the Plan and this Award Agreement, subject to adjustment as set forth in the Plan.

2. Vesting of the Restricted Stock. The term “vest” as used herein with respect to any Share of Restricted Stock means the lapsing of the restrictions described herein with respect to such Share. The Restricted Stock shall become vested in accordance with, and subject to the conditions described in, Exhibit A to this Award Agreement. At any time, the portion of the Restricted Stock that has become vested is hereinafter referred to as the “Vested Portion” and any portion of the Restricted Stock that is not a Vested Portion is hereinafter referred to as the “Unvested Portion”.

3. Forfeiture; Expiration.

a. Termination of Employment. Upon the termination of the Participant’s Service by the Company for any reason at any time, any Unvested Portion of the Restricted Stock will be forfeited automatically without consideration.

b. Breach of Restrictive Covenants. The Unvested Portion shall be forfeited without consideration if the Participant breaches any restrictive covenant relating to confidentiality, non-competition, non-solicitation and/or non-disparagement and/or other similar restrictive covenants in favor of the Company or any of its Subsidiaries.

4. Retention of Certificates; Legend. Any certificates representing unvested shares of Restricted Stock will be held by the Company. If unvested shares of Restricted Stock are held in book entry form, the Participant agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof. All certificates representing unvested shares of Restricted Stock will contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE PARTY CITY HOLDCO INC. AMENDED AND RESTATED 2012 OMNIBUS EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND PARTY CITY HOLDCO INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF PARTY CITY HOLDCO INC.

As soon as practicable following the vesting of any such shares of Restricted Stock the Company shall cause a certificate or certificates covering such shares, without the aforesaid legend, to be issued and delivered to the Participant. If any shares of Restricted Stock are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such shares.

5. Company Policies. The Participant’s sales or other dispositions of Shares acquired hereunder shall be subject to applicable restrictions under Company policies applicable to the Participant, including those covering insider trading by employees and recoupment of compensation, as in effect from time to time.

6. No Right to Continued Service. The granting of the Restricted Stock shall impose no obligation on the Company or any Subsidiary to continue the employment or other Service of the Participant and shall not lessen or affect any right that the Company or any Subsidiary may have to terminate the employment or other Service of the Participant.

7. Tax Matters.

a. Withholding. As a condition to the granting of the Restricted Stock and the vesting thereof, the Participant acknowledges and agrees that he or she is responsible for the payment of all income and employment taxes (and any other taxes required to be withheld) payable in connection with the grant or vesting of, or otherwise in connection with, the Restricted Stock (including as a result of any election pursuant to Section 83(b) of the Code). The Company shall have the power and the right to require the Participant to remit to the Company (including through the delivery of irrevocable instructions to a broker to sell Shares of Restricted Stock that has vested pursuant to this Award Agreement and to deliver promptly to the Company an amount out of the proceeds of such sale equal to an amount as determined by the Company, consistent with the terms of the Plan), such amount as is determined by the Company, consistent with the terms of the Plan, to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement. The Participant authorizes the Company and its Subsidiaries to withhold such amounts due hereunder from any payments otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 7(a).

b. 83(b) Election. The Participant is hereby advised to confer promptly with a professional tax advisor to consider whether to make any “83(b) election” with respect to the Restricted Stock. Any such election, must be made in accordance with applicable regulations and within thirty (30) days following the Date of Grant. The Participant shall notify the Company of any such election as soon as practicable and in no event later than thirty (30) days after making such election, and shall provide the Company with a copy of such election and shall comply with Section 7(a) above in connection with any such election. The Company has made no recommendation to the Participant with respect to the advisability of making such an election.

c. Section 280G. In the event that the Company undergoes a change in control after it (or any of its Affiliates that would be treated, together with the Company, as a single corporation under Section 280G of the Code and the regulations thereunder) has stock that is readily tradeable on an established securities market (within the meaning of Section 280G of the Code and the regulations thereunder), if all, or any portion, of the payments provided under this Award Agreement, either alone or together with other payments or benefits which the Participant receives or is entitled to receive from the Company or an Affiliate, could constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then the Executive shall be entitled to receive (i) an amount limited so that no portion thereof shall fail to be tax deductible under Section 280G of the Code (the “Limited Amount”), or (ii) if the amount otherwise payable hereunder (without regard to clause (i)) reduced by the excise tax imposed by Section 4999 of the Code and all other applicable federal, state and local taxes (with income taxes all computed at the highest applicable marginal rate) is greater than the Limited Amount reduced by all taxes applicable thereto (with income taxes all computed at the highest marginal rate), the amount otherwise payable hereunder. If it is determined that the Limited Amount will maximize the Participant’s after-tax proceeds, payments and benefits shall be reduced to equal the Limited Amount in the following order: (i) first, by reducing cash severance payments, (ii) second, by reducing other payments and benefits to which Q&A 24(c) of Section 1.280G-1 of the Treasury Regulations does not apply, and (iii) finally, by reducing all remaining payments and benefits, with all such reductions done on a pro rata basis. All determinations made pursuant this Section 7(b) will be made at the Company’s expense by the independent public accounting firm most recently serving as the Company’s outside auditors or such other accounting or benefits consulting group or firm as the Company may designate.

8. Dividends. The Restricted Stock shall have such rights with respect to dividends declared by the Company as are carried by other Shares, provided that any dividends payable with respect to the Unvested Portion shall be subject to the same vesting conditions as the underlying Shares of Restricted Stock and shall only be paid if, when and to the extent such underlying Shares vest. The foregoing shall not prohibit or otherwise limit the adjustment of the terms of this Award Agreement in accordance with the terms of the Plan.

9. Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Shares of Restricted Stock except in the event of death and in accordance with Section 14.6 of the Plan, until such Shares of Restricted Stock have vested in accordance with the terms of this Award Agreement.

10. Adjustment of Restricted Stock. Adjustments to the Shares of Restricted Stock, and the Performance Criteria specified in Exhibit A, may be made in accordance with the terms of the Plan. Without limiting the generality of the foregoing, upon a Change of Control, the Committee may deem any Restricted Stock subject to Performance Conditions to be earned at any level as it deems appropriate in its sole discretion, which determination shall be binding on all parties.

11. Restricted Stock Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock is subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

12. Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

13. Consent to Jurisdiction. The Company and the Participant, by his or her execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction. The Company and the Participant hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its, his or her address specified pursuant to Section 16 is reasonably calculated to give actual notice.

14. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE OR IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AWARD AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

15. Compliance with Securities Laws. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of

1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

16. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one (1) business day after deposit with Federal Express or similar overnight courier service, or (c) three (3) business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer and to the Participant at the address that he or she most recently provided to the Company.

17. Entire Agreement. This Award Agreement, including Exhibit A attached hereto, and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, appendices, exhibits, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided, that, the Participant shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound.

18. Amendment; Waiver. No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, and made in accordance with the terms of the Plan. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

19. Successors and Assigns; No Third Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

20. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21. No Guarantees Regarding Tax Treatment. This Award Agreement is intended to comply with or be exempt from the requirements of Section 409A of the Code and shall be construed consistently therewith. In any event, the Participant (or his beneficiaries) shall be responsible for all taxes with respect to the Restricted Stock. The Committee and the Company make no guarantees regarding the tax treatment of the Restricted Stock. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code, Section 4999 of the Code or otherwise and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

PARTY CITY HOLDCO INC.

By:
Name:
Title:

Agreed and acknowledged as

of the date first above written: